SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2012

Tii Network Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-08048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported, on October 24, 2011, the Board of Directors (the “Board”) of Tii Network Technologies, Inc. (the “Company”) replaced Kenneth A. Paladino as the Company’s President and Chief Executive Officer with Brian J. Kelley, non-executive Chairman of the Board of Directors, becoming interim President and Chief Operating Officer.

Appointment of Brian J. Kelley as President and Chief Executive Officer On a Non-Interim Basis

On March 22, 2012, the Company issued a press release (a copy of which is attached to this Report as Exhibit 99.1) reporting that Mr. Brian J. Kelley was appointed by the Board as President and Chief Executive Officer on a non-interim basis under a three year Employment Agreement.  The Employment Agreement is described below.

Mr. Kelley, 60, was elected to the Company’s Board in April 2008 and has served as Chairman of the Company’s Board since May 2010.  Mr. Kelley served as a Director of OEM Capital Corp., a technology focused investment banking firm, from November 2010 until January 2012.  From December 2006 until he joined OEM Capital Corp., Mr. Kelley was President of TAMCO Technology, a business development company focused on telecommunications asset management and financing solutions.  From January 1994 until August 2006, Mr. Kelley served as President and Chief Executive Officer of Cognitronics Corporation, a company that designed and marketed voice processing systems to the telecommunications industry. From 1986 until 1994, Mr. Kelley served in senior management positions with TIE Communications, Inc., a company engaged in the engineering, distribution and sale, of telecommunications products, services and software.  Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.

All officers of the Company are elected annually by the Board and hold office until their respective successors are elected and qualified.  Officers may be removed at any time by the Board.

Employment Agreement with Brian J. Kelley

On March 16, 2012, the Company entered into an Employment Agreement, effective January 30, 2012, with Brian J. Kelley to serve as the Company’s President and Chief Executive Officer until January 15, 2015 and thereafter for three successive twelve month periods unless written notice is given by either party not to extend the term at least sixty days prior to the then effective expiration date.  The Employment Agreement provides for Mr. Kelley to receive base compensation at the rate of $310,000 per annum, and a $15,000 bonus for his service in 2011. Mr. Kelley is eligible to participate in any Executive Bonus Program that the Company may adopt.  Mr. Kelley is also eligible to participate in benefits offered to the Company’s other executives and key management in accordance with the terms of the applicable plans.  Mr. Kelley’s base compensation and other benefits are subject to periodic increases at the discretion of the Board or the Compensation Committee of the Board.  Mr. Kelley will also be reimbursed for his reasonable business expenses and up to $2,500 of monthly commuting expenses.  The Company also agreed to pay up to $5,000 of Mr. Kelley’s legal fees in connection with the negotiation and preparation of the Employment Agreement and up to $10,000 of legal fees that may be incurred in connection with the termination of the Employment Agreement.

In the event of Mr. Kelley’s death or termination of his employment at the Company’s election by virtue of his Disability (as defined), Mr. Kelley and his beneficiaries or dependents will be entitled to receive (i) a continuation of his then base salary for 18 months, (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event the Company’s financial results in the year of termination are not substantially similar to the Company’s financial results for the prior year, he will be entitled to receive such bonus, if any, as the Board shall determine, (iii) a continuation for 18 months of the benefits being provided at the time and (iv) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract.

In the event of his Resignation for Good Reason (as defined), termination of his employment by the Company other than for Cause (as defined) or if the Company fails to renew the Employment Agreement at the end of its initial or any additional term, Mr. Kelley will be entitled to receive (i) severance for a period of 18 months at a rate equal to 1.5 times the sum of his then base salary plus his bonus for the prior year, (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event the Company’s financial results in the year of termination are not substantially similar to the Company’s financial results for the prior year, he will be entitled to receive such bonus, if any, as the Board shall determine and (iii) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract.

Subject to approval by the Board, the Employment Agreement provides for the award to Mr. Kelley of restricted stock covering 200,000 shares of the Company’s common stock under the Company’s 2008 Equity Compensation Plan.  The restricted stock is to vest three years after the date of the award provided Mr. Kelley remains employed by Company on that date, subject to earlier vesting on a pro rata basis upon Mr. Kelley’s death, termination of employment by the Company without Cause or his Resignation For Good Reason, in each case at a rate equal to the 1/36th of the number of shares subject to the award for each full month following the date of grant that Mr. Kelley was employed by the Company.  The restricted stock award will fully vest upon Mr. Kelley’s resignation as a result of a Change in Control (as defined).

A “Change in Control” is, in general, the resignation by Mr. Kelley of his employment within three months of a sale of all or substantially all of the Company’s assets, a consolidation or the Company’s merger with any person as a result of which those who were the Company’s stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities or certain transactions that result in those who were our directors immediately before the transaction ceasing to constitute a majority of the Board or any successor to us.

“Resignation for Good Reason” is, in general, the assignment to Mr. Kelley of duties that alter his overall authority, duties, responsibilities and status of his role as President and Chief Executive Officer, the relocation of the Company’s principal place of business by more than 40 miles from the Company’s present location or more than 40 miles from Mr. Kelley’s principal residence, a Change in Control, cessation of Mr. Kelley’s position as President and Chief Executive Officer except as a result of death, disability or Cause (as defined), a material breach by the Company of any provision of the Employment Agreement that is not cured within ten days after notice, the Company’s insolvency, or, with certain exceptions, dissolution or liquidation.

Mr. Kelley has agreed, in the Employment Agreement, to maintain the confidentiality of confidential information pertaining to the Company’s business and, for 18 months following the termination of his employment for any reason not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business, or to reduce the level of business then being conducted, with the Company or otherwise interfere with the Company’s goodwill, or interfere with the Company’s relationship with its employees.

The foregoing discussion of Mr. Kelly’s Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 99.2.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	The Company’s press release dated March 22, 2012.

	99.2	Employment Agreement, dated March 16, 2012, between Brian Kelley and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tii Network Technologies, Inc.

Date: March 22, 2012	By:	/s/ Stacey L. Moran
Stacey L. Moran,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 22, 2012

99.2	Employment Agreement, dated March 16, 2012, between Brian Kelley and the Company.